Exhibit 4.11

NUMBER	UNITS
U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [ ]

GENERATION INCOME PROPERTIES, INC.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT

TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____________ is the owner of ________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.01 per share (“Common Stock”), of Generation Income Properties, Inc., a Maryland corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock at an exercise price equal to $                                 . Each Warrant is exercisable on the Detachment Date (defined below) and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date of issuance (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate will begin separate trading, and the Units will cease trading, on the 30th day following the date of the prospectus under which the Units were offered, unless Maxim Group LLC elects to allow separate trading earlier (“Detachment Date”). The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2021, between the Company and VStock LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 18 Lafayette Place, Woodmere, NY 11598, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

Generation Income Properties, Inc.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT	—	Custodian
TEN ENT — as tenants by the entireties			(Cust)	(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, _______ hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).